Exhibit 1.1

EXECUTION VERSION

CONFIDENTIAL

$650,000,000
CONCENTRA ESCROW ISSUER CORPORATION
6.875% SENIOR NOTES DUE 2032
PURCHASE AGREEMENT

June 26, 2024

J.P. Morgan Securities LLC

as Representative of the Initial Purchasers

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

Concentra Escrow Issuer Corporation, a Delaware corporation (the “Escrow Issuer”), and a wholly owned subsidiary of Concentra Health Services, Inc., a Nevada corporation (the “Issuer”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”) $650,000,000 aggregate principal amount of 6.875% Senior Notes due 2032 (the “Securities”) pursuant to the terms of this purchase agreement (this “Agreement”). J.P. Morgan Securities LLC has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes. References to the “Company” herein refer to Concentra Group Holdings Parent, Inc.

The Securities will be issued pursuant to the provisions of an indenture, to be dated as of July 11, 2024 (the “Indenture”), among the Escrow Issuer, the Company (for the limited purpose of guaranteeing the obligation of the Escrow Issuer to pay interest that accrues on the Securities) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

In connection with the offer and sale of the Securities, the Escrow Issuer, the Issuer and the Guarantors, including the Company, have prepared a preliminary offering memorandum, dated June 25, 2024 (the “Preliminary Memorandum”), a pricing supplement, dated June 26, 2024, as set forth on Annex A (the “Pricing Supplement” and, together with the Preliminary Memorandum, the “Time of Sale Memorandum”), and will prepare an offering memorandum dated the date hereof (the “Final Memorandum”) setting forth information concerning the Escrow Issuer, the Issuer, the Guarantors (as defined below), including the Company, and the Securities. Copies of the Preliminary Memorandum and Pricing Supplement have been, and copies of the Final Memorandum will be, delivered by the Escrow Issuer to the Initial Purchasers pursuant to the terms of this Agreement. The Escrow Issuer hereby confirms that it has authorized the use of the Preliminary Memorandum, the other Time of Sale Information (as defined below) and the Final Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Memorandum.

The Escrow Issuer understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Time of Sale Memorandum and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Time of Sale Memorandum (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to persons who are reasonably believed to be qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”) and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”). Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A or Regulation S). The Escrow Issuer hereby confirms that it has authorized the use of the Time of Sale Memorandum, the Final Memorandum and any Additional Written Communication (as defined herein) in connection with the offer and sale of the Securities by the Initial Purchasers.

The Securities are being issued as part of the financing related to the separation of the Company from Select Medical Corporation (“SMC”) (the “Separation”), which will be effectuated through the initial public offering (the “IPO”) of the Company and the execution of the Separation Documents described in the Time of Sale Memorandum. As used herein, the term “Company Group Entities” means the Company, together with all of its direct and indirect subsidiaries and managed practice affiliates, including the Issuer and the Guarantors.

On the Closing Date (as defined below), the Escrow Issuer will enter into a customary escrow agreement relating to the Securities with the Trustee and JPMorgan Chase Bank, N.A., as escrow agent (the “Escrow Agent”), in substance reasonably acceptable to the Representative and which shall conform in all material respects with the description thereof included in the Time of Sale Memorandum (the “Escrow Agreement”), pursuant to which, on the Closing Date, (i) the Escrow Issuer will deposit (or cause to be deposited) or instruct the Initial Purchasers to deposit an amount equal to the gross proceeds of this offering of the Securities into one or more escrow accounts with the Escrow Agent (the “Escrow Accounts”) (together with all other funds, securities, interest dividends, distributions, earnings and other property and payments credited to the Escrow Accounts in connection with the Securities (less any property and/or funds paid in accordance with the Escrow Agreement, the “Escrowed Funds”). Pursuant to the Escrow Agreement, the Escrow Agent will release, to or at the order of the Escrow Issuer, the Escrowed Funds (the “Release”, and the date of such Release, the “Escrow Release Date”) upon the receipt by each of the Escrow Agent and the Trustee of a certificate of an officer of the Escrow Issuer or the Company addressed to the Escrow Agent and the Trustee on or prior to the Deadline (as defined below), certifying in the good faith judgment of the Company that the Escrow Release Conditions (as defined in the Time of Sale Memorandum) will be met promptly following the Release on the Escrow Release Date.

If the Escrow Release Conditions are not satisfied on or prior to the earlier of (i) September 30, 2024 (the “Deadline”) and (ii) the date on which the Escrow Issuer or the Company notifies the Escrow Agent and the Trustee in writing that the Escrow Release Conditions will not be satisfied, then the Escrow Issuer will be required to redeem the Securities at a redemption price equal to 100% of the initial issue price of the Securities, plus accrued and unpaid interest from the Closing Date, or from the most recent date to which interest has been paid or provided for, to, but not including, the Special Mandatory Redemption Date (as defined in the Time of Sale Memorandum) (such payment amount the “Special Mandatory Redemption Price”), and the Escrow Agent will release the Escrowed Funds to the Trustee in order to effectuate the payment of the Special Mandatory Redemption Price. On and after the Closing Date and prior to the release of the Escrowed Funds on the earlier of the Escrow Release Date or the Special Mandatory Redemption Date, the Securities will be secured on a first-priority basis by a security interest in the Escrowed Funds. Pursuant to the Escrow Agreement, the Escrow Issuer will grant the Trustee, for the benefit of itself and the holders of the Securities, a first-priority security interest in the Escrowed Funds. In addition, the Issuer will guarantee the obligation of the Escrow Issuer to pay interest that accrues on the Securities but such guarantee shall not apply to the principal of the Securities or to any other obligations of the Escrow Issuer under the Indenture or the Escrow Agreement.

On the Escrow Release Date, (i) the Escrow Accounts shall be reduced to zero and the Escrowed Funds shall be paid out in accordance with the terms of the Escrow Agreement, (ii) the Escrow Issuer will merge with and into the Issuer, with the Issuer continuing as the surviving corporation (such merger, the “Escrow Merger”), (iii) the Issuer will become a party to the Indenture by executing a supplemental indenture and will assume all of the Escrow Issuer’s rights, privileges and obligations under the Securities and the Indenture and (iv) each of the Guarantors (including the Company) will become a party to the Indenture by executing a supplemental indenture resulting in the Guarantors, jointly and severally, unconditionally guaranteeing (the “Guarantees”), on a senior unsecured basis, all of the Issuer’s obligations under the Securities and the Indenture (the supplemental indenture described in each of (iii) and (iv) above, the “Supplemental Indenture”).

On the Escrow Release Date, and as a condition to the Release, the Issuer and each entity listed in Schedule II hereto (collectively, the “Guarantors”), including the Company, shall become a party to this Agreement by executing a joinder in substantially the form attached hereto as Annex B (the “Joinder”).

On the Escrow Release Date, and substantially concurrently with consummation of the Separation and the Release, the Issuer will enter into the Credit Facilities (as defined in the Time of Sale Memorandum).

This Agreement, the Joinder, the Indenture, the Supplemental Indenture (including the Guarantees set forth therein), the Securities, the Escrow Agreement, the credit agreement governing the Credit Facilities and the Separation Documents described in the Time of Sale Memorandum are referred to in this Agreement collectively as the “Transaction Documents” and this offering, the Initial Public Offering, the entry into the Credit Facilities, the use of proceeds from each of the foregoing, the Separation and the Assumption are referred to in this Agreement collectively as the “Transactions”.

The Escrow Issuer, and, upon execution and delivery of the Joinder, the Issuer and each of the Guarantors, including the Company, jointly and severally, hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.                   Representations and Warranties of the Escrow Issuer and the Company Group Entities. (x) The Escrow Issuer represents and warrants to the Initial Purchasers, and (y) upon execution and delivery of the Joinder, the Issuer and each of the Guarantors, including the Company, jointly and severally, represents and warrants to the Initial Purchasers, in each case as of the Time of Sale and the Closing Date:

(a)                Time of Sale Memorandum and Final Memorandum. (i) The Time of Sale Memorandum as of the Time of Sale does not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the Final Memorandum as of its date and as of the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Time of Sale Memorandum or the Final Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein, it being understood and agreed that the only such written information so furnished is as set forth in Section 8(b).

(b)                Additional Written Communications. The Escrow Issuer, the Issuer and the Guarantors (including their agents and representatives) have not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Time of Sale Memorandum, (ii) the Final Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 6(c). Each such communication by the Escrow Issuer, the Issuer or the Guarantors (including their agents and representatives) pursuant to clause (iii) of the preceding sentence (each, a “Additional Written Communication”), when taken together with the Time of Sale Memorandum, did not as of the Time of Sale, and, when taken together with the Final Memorandum, at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in any Additional Written Communication, it being understood and agreed that the only such written information so furnished is as set forth in Section 8(b).

(c)                Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Time of Sale Memorandum and the Final Memorandum present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited financial statements, which are subject to normal year end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission and any supporting schedules included in the Time of Sale Memorandum and the Final Memorandum present fairly in all material respects the information required to be stated therein; and the other financial information included in the Time of Sale Memorandum and the Final Memorandum has been derived from the accounting records of the Company and presents fairly in all material respects the information shown thereby.

(d)                Pro Forma Financial Information. The pro forma financial information and the related notes thereto included in the Time of the Sale Memorandum and the Final Memorandum (the “Pro Forma Financial Information”) have been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Time of Sale Memorandum and the Final Memorandum. The Pro Forma Financial Information has been prepared on the basis consistent with the historical financial statements of the Company and, after giving effect to the adjustments specified therein, presents fairly in all material respects the historical and proposed transactions described therein.

(e)                No Material Adverse Change. Since the date of the most recent financial statements of the Company included in each of the Time of Sale Memorandum and the Final Memorandum, (i) there has not been any change in the capital stock of the Company (other than the Company conversion to Delaware corporation on March 4, 2024 and any stock split or reverse stock split described in each of the Time of Sale Memorandum and the Final Memorandum), short-term debt or long-term debt of the Company Group Entities, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company Group Entities on any class of capital stock (other than the IPO described in each of the Time of Sale Memorandum and the Final Memorandum), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company Group Entities taken as a whole; (ii) none of the Company Group Entities has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company Group Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company Group Entities taken as a whole; and (iii) none of the Company Group Entities has sustained any loss or interference with its business that is material to the Company Group Entities taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Time of Sale Memorandum and the Final Memorandum.

(f)                 Organization and Good Standing. The Escrow Issuer and each of the Company Group Entities has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, in each case, as described in the Time of Sale Memorandum, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company Group Entities taken as a whole or on the performance by the Escrow Issuer, the Issuer and the Guarantors, including the Company, of their obligations under the Transaction Documents or their ability to consummate the Transactions (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule III hereto. The Company’s managed practice affiliates are listed in Schedule IV hereto.

(g)                Capitalization. The Company has the actual capitalization and the pro forma as adjusted capitalization as set forth under the applicable column in the capitalization table in each of the Time of Sale Memorandum and the Final Memorandum under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights and all the outstanding shares of capital stock or other equity interests of (i) the Escrow Issuer and (ii) the Company and each subsidiary (including the Issuer and each of the Guarantors) owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(h)                Due Authorization. The Escrow Issuer, the Issuer and each of the Guarantors, including the Company, has full right, power and authority to execute and deliver the Transaction Documents, in each case to the extent party (or made party) thereto, and to perform its respective obligations under the Transaction Documents, in each case to the extent party (or made party) thereto; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(i)                 The Indenture and the Supplemental Indenture. The Indenture has been duly authorized by the Escrow Issuer and the Company and on the Closing Date will be duly executed and delivered by the Escrow Issuer and the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Escrow Issuer and the Company enforceable against the Escrow Issuer and the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). On the Escrow Release Date, the Supplemental Indenture will be duly authorized by the Issuer and each of the Guarantors, including the Company, and will be duly executed and delivered by the Issuer and each of the Guarantors, including the Company, and, when duly executed and delivered in accordance with its terms by each of the parties thereto, the Indenture, as supplemented by the Supplemental Indenture, will constitute a valid and legally binding agreement of the Issuer and each of the Guarantors, including the Company, enforceable against the Issuer and each of the Guarantors in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

(j)                 The Securities and the Guarantees. The Securities have been duly authorized by the Escrow Issuer and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Escrow Issuer and, the execution of the Supplemental Indenture on the Escrow Release Date, the Issuer, enforceable against the Escrow Issuer or the Issuer, as applicable, in accordance with their terms, except as enforceability may be limited by the Enforceability Exceptions and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued; the Securities to be purchased by the Initial Purchasers from the Escrow Issuer or the Issuer will on the Closing Date be in the form contemplated in the Indenture; the Issuer has all requisite corporate power and authority to assume, including by operation of law, the obligations of the Escrow Issuer and to perform its obligations under the Securities on the Escrow Release Date, and the assumption, including by operation of law, of the Securities and performance thereof have been duly authorized by the Issuer; on the Escrow Release Date, the Guarantees will be duly authorized by each of the Guarantors, including the Company, and will be valid and legally binding obligations of each of the Guarantors, including the Company, enforceable against each of the Guarantors in accordance with their terms, except as enforceability may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture, as supplemented by the Supplemental Indenture; each of the Guarantors, including the Company, has all requisite corporate power and authority to unconditionally guarantee all of the Issuer’s obligations under, and to perform its obligations under the Securities and the Indenture on the Escrow Release Date, and the guarantee of the Securities and performance thereof have been duly authorized by each of the Guarantors, including the Company.

(k)                Purchase Agreement, Joinder and Escrow Agreement. (i) This Agreement has been duly authorized, executed and delivered by the Escrow Issuer, (ii) the Joinder will be duly authorized, executed and delivered by the Issuer and each of the Guarantors, including the Company, on the Escrow Release Date and (iii) the Escrow Agreement has been duly authorized by the Escrow Issuer and on the Closing Date will be duly executed and delivered by the Escrow Issuer and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Escrow Issuer enforceable against the Escrow Issuer in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions. Upon execution and delivery of the Escrow Agreement on the Closing Date, the Escrow Agreement will be effective to grant a valid first-priority security interest in favor of the Trustee, for the benefit of itself and the holders of the Securities, in the Escrowed Funds, subject to liens permitted under the Escrow Agreement, including any liens in favor of the Escrow Agent, and assuming all actions contemplated by the Escrow Agreement to perfect such security interest are made or taken, such security interest will be perfected.

(l)                 Description of the Transaction Documents. Each Transaction Document conforms or will conform in all material respects to the description thereof contained in each of the Time of Sale Memorandum and the Final Memorandum.

(m)              Accuracy of Disclosure. The statements set forth in each of the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, under the captions “Business—Government Regulations” “Certain Relationships and Related Person Transactions—Agreements to be Entered into in Connection with the Separation,” “Description of Material Indebtedness,” and “Certain Material U.S. Federal Income Tax Considerations” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(n)                No Violation or Default. None of the Company Group Entities is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Company Group Entities is a party or by which any of the Company Group Entities is bound or to which any property or asset of any of the Company Group Entities is subject; or (iii) in violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

(o)                No Conflicts. The execution, delivery and performance by the Escrow Issuer, the Issuer and each of the Guarantors, including the Company, of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the issuance of the Guarantees and compliance by the Escrow Issuer, the Issuer and each of the Guarantors, including the Company, with the terms thereof and the consummation of the Transactions and the other transactions contemplated by the Transaction Documents and in the Time of Sale Memorandum and the Final Memorandum will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Debt Repayment Triggering Event under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of any of the Company Group Entities, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Company Group Entities is a party or by any of the Company Group Entities is bound or to which any property, right or asset of any of the Company Group Entities is subject (except for any lien, charge or encumbrance created pursuant to the Escrow Agreement or the Credit Facilities), (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any of the Company Group Entities or (iii) result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above (and except with respect to any Debt Repayment Triggering Event), for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Company Group Entities.

(p)                No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Escrow Issuer, the Issuer and each of the Guarantors, including the Company, of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the issuance of the Guarantees and compliance by the Escrow Issuer, the Issuer and each of the Guarantors, including the Company, with the terms thereof and the consummation of the Transactions and the other transactions contemplated by the Transaction Documents and in the Time of Sale Memorandum and the Final Memorandum, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers.

(q)                Legal Proceedings. Except as described in each of the Time of Sale Memorandum and the Final Memorandum, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which any of the Company Group Entities or their affiliates is or may reasonably expect to become a party or to which any property of any of the Company Group Entities or their affiliates is, or may be the subject that, individually or in the aggregate, if determined adversely to any of the Company Group Entities, would reasonably be expected to have a Material Adverse Effect; to the knowledge of any of the Company Group Entities, no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(r)                 Independent Accountants. PricewaterhouseCoopers LLP (“PwC”), who has certified certain financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s)                 Title to Real and Personal Property. Each of the Company Group Entities has good and marketable title in fee simple to all real property and good title to all personal property, or has valid rights to lease or otherwise use, all items of real and personal property, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) are created pursuant to the Credit Facilities, (ii) do not materially interfere with the use made and proposed to be made of such property by any of the Company Group Entities, taken as a whole or (iii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)                 Intellectual Property. (i) Each of the Company Group Entities owns or has the right to use all patents trademarks, service marks, trade names, domain names and other source indicators, copyrights know-how, trade secrets, proprietary or confidential information and all other intellectual property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses as currently conducted, except where failure to own or possess any of the foregoing rights would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) the conduct of each of the Company Group Entities and their respective businesses as currently conducted does not infringe, misappropriate, dilute or otherwise violate any Intellectual Property of any person, except to the extent any such infringement, misappropriation or violation would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) none of the Company Group Entities has received in the past three years any written notice of any claim relating to infringement, misappropriation, dilution or other violation of any Intellectual Property; and (iv) to the knowledge of the Company Group Entities, the Intellectual Property of the Company Group Entities is not being infringed, misappropriated, diluted or otherwise violated in any material respect. There is no action, suit, proceeding or claim pending, or to the knowledge of the Company Group Entities threatened, that challenges the validity, enforceability or scope of or any of the Company Group Entities rights in or to any material Intellectual Property owned by the Company Group Entities.

(u)                No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the Company Group Entities, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of any of the Company Group Entities, on the other, that would be required by the Securities Act to be described in a registration statement on Form S-1 to be filed with the Commission and that is not so described in each of the Time of Sale Memorandum and the Final Memorandum.

(v)                Investment Company Act. None of the Escrow Issuer, the Issuer or any of the Guarantors, including the Company, is, nor, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Memorandum and the Final Memorandum, will be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w)              Taxes. Each of the Company Group Entities has paid all material federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Time of Sale Memorandum and the Final Memorandum, there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against any of the Company Group Entities or any of their respective properties or assets. None of the Company Group Entities has taken any action that would reasonably be expected to prevent the Distribution (as defined in the Time of Sale Memorandum and the Final Memorandum), if consummated, from qualifying as a distribution eligible for non-recognition under Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”).

(x)                Licenses and Permits. Each of the Company Group Entities possesses all licenses, sub-licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its respective properties or the conduct of its respective businesses as described in each of the Time of Sale Memorandum and the Final Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Time of Sale Memorandum and the Final Memorandum, none of the Company Group Entities has received written notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation or modification would not, individually or in the aggregate, reasonably to be expect to have a Material Adverse Effect.

(y)                No Labor Disputes. No labor disturbance by or dispute with employees of any of the Company Group Entities exists or, to the knowledge of any of the Company Group Entities, is contemplated or threatened, and none of the Company Group Entities is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company Group Entities is party to a collective bargaining agreement or similar agreement with respect to its or its subsidiaries’ employees.

(z)                Certain Environmental Matters. (i) Each of the Company Group Entities (x) is in compliance with all, and has not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) has received and is in compliance with all, and has not violated any, permits, licenses, certificates or other authorizations or approvals required under any Environmental Laws to conduct its business; and (z) has not received notice of any actual or potential liability or obligation of any of the Company Group Entities under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and none of the Company Group Entities has knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to any of the Company Group Entities, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Memorandum and the Final Memorandum, (x) there is no proceeding that is pending, or that is known by any of the Company Group Entities to be contemplated, against any of the Company Group Entities under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (y) none of the Company Group Entities is aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect, and (z) none of the Company Group Entities anticipates material capital expenditures relating to any Environmental Laws.

(aa)             Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any actual or contingent liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no such Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 or Section 430 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status,” “critical status” or “critical and declining status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company Group Entities’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company Group Entities’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)            Compliance with Health Care Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company Group Entities, including their managed practices, are, and for the past three years have been, in compliance with all applicable Health Care Laws, and have not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f) (the “Federal Health Care Programs”). The term “Health Care Laws” means (i) all federal, state and local health care anti-kickback, self-referral, false claim, fraud and abuse laws and regulations, including the Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn), the federal civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), the exclusions laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), 18 U.S.C. §§ 286 and 287 and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and any applicable state fraud and abuse prohibitions, including those that apply to workers’ compensation programs, commercial insurance plans, governmental healthcare programs; (ii) the Medicare Statute (Title XVIII of the Social Security Act); (iii) the Medicaid Statute (Title XIX of the Social Security Act); (iv) the TRICARE Statute (10 U.S.C. § 1071 et seq.); (v) HIPAA; (vi) all federal, state and local health care laws and regulations relating to licensure, accreditation and credentialing of healthcare professionals and facilities, quality and safety, scope of practice and supervision, corporate practice of medicine, therapy and other licensed healthcare professionals and professional fee-splitting; (vii) all federal, state and local health care laws and regulations relating to the billing, coding, reimbursement or submission of claims or collection of accounts receivable, copayments, or deductibles or refund of overpayments; (viii) any applicable laws and regulations related to the ordering, dispensing, and diversion of controlled substances, including 21 U.S.C. § 801, et seq. (known as the “Controlled Substances Act”); (ix) state workers’ compensation and insurance laws and regulations; and (x) in each case, as amended, and all applicable implementing regulations, rules, ordinances and governmental orders related to any of the foregoing. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, in the past three years, none of the Company Group Entities, including their managed practices, have received written notice of any Action from any court, arbitrator, governmental or regulatory authority or third party of any non-compliance or violation of any Health Care Laws, and to the knowledge of any of the Company Group Entities, no such Action is threatened. None of the Company Group Entities, including their managed practices, are a parties or have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees or settlement orders with or imposed by any governmental or regulatory authority. None of the Company Group Entities, including their managed practices, nor any of their respective employees, directors or officers, nor to the knowledge of any of the Company Group Entities, agents, has been excluded, suspended or debarred from, or is otherwise ineligible for participation in, any Federal Health Care Programs.

(cc)             Health Care Permits. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company Group Entities, including their managed practices, possess, and for the past three years have possessed, all licenses, certificates, registrations, provider and supplier numbers, permits, accreditations, exemptions, certificates of need, approvals and other authorizations required or issued by the appropriate federal, state or local governmental or regulatory authorities (each, a “Health Care Permit”) that are necessary for the conduct of their respective businesses and such Health Care Permits are valid and in full force and effect. During the past three years, none of the Company Group Entities, including their managed practices, have received notice of any termination, suspension, revocation, non-renewal or modification of any Health Care Permit or have any reason to believe that such Health Care Permit would not be renewed in the ordinary course, except where such termination, suspension, revocation, non-renewal or material modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)            Private Programs, Government Programs and Payor Agreements. The Company Group Entities, including their managed practices, are, and for the past three years have been, in compliance with (i) all applicable material conditions for coverage or payment and participating provider and supplier requirements of private non-governmental payors or programs, including any commercial or private insurance payor or program, self-insured employer, or other third-party payors (the “Private Programs”) and all Federal Health Care Programs and state workers’ compensation programs (“Government Programs”), and (ii) are parties to valid participation agreements with any Government Program or Private Program under which the Company Group Entities, including their managed practices directly or indirectly receives payments for medical or other health care items and services provided to patients by the Company Group Entities, including their managed practices (“Payor Agreements”). None of the Company Group Entities, including their managed practices, have received any written notice of (i) any material liability under any Private Program or Government Program for any refund, overpayment, discount, recoupments or adjustment, excluding ordinary course adjustments that were timely repaid or resolved or (ii) any Action that would reasonably be expected to result in exclusion, suspension, termination or revocation from any Government Program or Private Program. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, all reports, data, claims and information required to be filed by the Company Group Entities, including their managed practices, in connection with any Government Program or Private Program in the past three years have been timely filed and were true and complete at the time filed (or were corrected in or supplemented by a subsequent filing), accurately reflected medically necessary services provided by the Company Group Entities, including their managed practices, as applicable, and documented in compliance with all applicable Health Care Laws and Government Program and requirements. No validation review, program integrity review, audit or other examination related to the Company Group Entities, including their managed practices, has been conducted by any Government Program, Private Program, governmental or regulatory authority within the past three years which, if determined adversely to the Company Group Entities, including their managed practices, has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and to the knowledge of any of the Company Group Entities, no such reviews, audits or other examinations are scheduled, pending, threatened against or affecting the Company Group Entities, including their managed practices.

(ee)             HCPs. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company Group Entities, including their managed practices are, and for the past three years have been, in compliance with all applicable Health Care Laws regarding the selection, deselection, license verification, credentialing and supervision of contracted or employed physicians, other licensed healthcare providers and other persons rendering services to patients (“HCPs”). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all of the HCPs employed or contracted by the Company Group Entities’ managed practices during the past three years are properly licensed, supervised and hold appropriate clinical privileges, as applicable, for the services that they provide, and, with respect to HCPs that perform services eligible for reimbursement under any Government Program or Private Program, are not debarred or excluded from any such Government Program or Private Program.

(ff)               Disclosure Controls. The Company Group Entities maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the applicable requirements of the Exchange Act and that has been designed to ensure that material information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company Group Entities have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg)            Accounting Controls. The Company Group Entities maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the applicable requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company Group Entities maintain internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Time of Sale Memorandum and the Final Memorandum, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the audit committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting known to the Company and/or its employees which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company and/or its employees, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(hh)            Insurance. The Company Group Entities have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the each of the Company Group Entities reasonably believes are customarily adequate to protect the Company Group Entities and their respective businesses taken as a whole; and none of the Company Group Entities has (i) received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ii)               Cybersecurity. The Company Group Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, data and databases (collectively, “IT Systems and Data”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the businesses of the Company and its subsidiaries as currently conducted, and to the knowledge of each of the Company Group Entities, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company Group Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data (including all personal, personally identifiable, sensitive, confidential or regulated data) used in connection with their businesses, and commercially reasonable data backup and disaster recovery technology and processes. Except as disclosed in each of the Time of Sale Memorandum and Final Memorandum, there have been no material breaches, violations, outages or unauthorized uses of or accesses to the IT Systems and Data (or any data stored or contained therein or transmitted thereby), except for those that have been remedied without material cost or liability to any of the Company Group Entities or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same.

(jj)               Compliance with Data Protection Laws. Except as disclosed in each of the Time of Sale Memorandum and the Final Memorandum, (a) the Company Group Entities are, and for the past three years have been, in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, policies, applicable industry standards and contractual obligations relating to the privacy and security of any information related to an identified or identifiable natural person (“Personal Data”) and to the protection of IT Systems and Data from unauthorized use, access, misappropriation or modification (collectively, the “Data Protection Requirements”); and (b) none of the Company Group Entities: (i) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Data Protection Requirements; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Data Protection Requirement; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability by any governmental or regulatory authority under any Data Protection Requirement. The execution, delivery and performance of this Agreement will not result in a breach of any Data Protection Requirements.

(kk)            No Unlawful Payments. None of the Company Group Entities, nor any director or officer of any of the Company Group Entities nor, to the knowledge of any of the Company Group Entities, any employee, agent, affiliate or other person associated with or acting on behalf of any of the Company Group Entities has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company Group Entities have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ll)               Compliance with Anti-Money Laundering Laws. The operations of the Company Group Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any of the Company Group Entities conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company Group Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of any of the Company Group Entities, threatened.

(mm)        No Conflicts with Sanctions Laws. None of the Company Group Entities, nor any director or officer of any of the Company Group Entities, nor, to the knowledge of any of the Company Group Entities, any employee, agent, affiliate or other person associated with or acting on behalf of any of the Company Group Entities is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is any of the Company Group Entities domiciled, operating, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Escrow Issuer and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate in violation of Sanctions any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate in violation of Sanctions any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, none of the Company Group Entities have knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(nn)            No Restrictions on Subsidiaries. None of the Company Group Entities is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Issuer or the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, including the Issuer.

(oo)            No Broker’s Fees. None of the Escrow Issuer nor any Company Group Entity is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(pp)            No Stabilization. None of the Escrow Issuer, the Issuer or any Guarantor, including the Company, has taken, directly or indirectly, without giving effect to activities by the Initial Purchasers, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(qq)            Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Escrow Issuer or any of the Company Group Entities as described in each of the Time of Sale Memorandum and the Final Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr)               Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Time of Sale Memorandum or the Final Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss)              Statistical and Market Data. Nothing has come to the attention of any of the Company Group Entities that has caused any of the Company Group Entities to believe that the statistical and market-related data included in each of the Time of Sale Memorandum or the Final Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(tt)               Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(uu)            No General Solicitation or Directed Selling Efforts. None of the Escrow Issuer, the Issuer, any of the Guarantors, including the Company, or any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, the person specified (an “Affiliate”) of the Escrow Issuer, the Issuer, any of the Guarantors, including the Company, or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Escrow Issuer, the Issuer and the Guarantors, including the Company, make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Escrow Issuer, the Issuer, any of the Guarantors, including the Company, or their Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Escrow Issuer, the Issuer and the Guarantors make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Escrow Issuer, the Issuer, any of the Guarantors, including the Company, or their Affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom the Escrow Issuer, the Issuer and the Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Escrow Issuer, the Issuer, any of the Guarantors, including the Company, and their Affiliates and any person acting on their behalf (other than the Initial Purchasers, as to whom the Escrow Issuer, the Issuer and the Guarantors make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(vv)            Securities Law Exemptions. Subject to compliance by the Initial Purchasers with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Time of Sale Memorandum to register the issuance, sale or resale of the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939 or the rules and regulations of the Commission promulgated thereunder.

(ww)         Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system; and each of the Preliminary Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(xx)            Solvency. On and immediately after the Escrow Release Date, the Issuer and each Guarantor (in each case, after giving effect to the Release, the IPO, the Separation and the other transactions related thereto as described in each of the Time of Sale Memorandum and the Final Memorandum), will be Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(yy)            Regulation S. The Escrow Issuer, the Issuer, the Guarantors, including the Company, and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Escrow Issuer, the Issuer and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Time of Sale Memorandum will contain the disclosure required by Rule 902. Each of the Escrow Issuer, the Issuer and the Guarantors, including the Company, is a “reporting issuer”, as defined in Rule 902 under the Securities Act.

2.                   Agreements to Sell and Purchase. The Escrow Issuer hereby agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Escrow Issuer the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 100% of the principal amount thereof (the “Purchase Price”), which the Representative shall deposit at the Closing Date into the Escrow Accounts (the “Escrow Payment”), plus accrued and unpaid interest, if any, from July 11, 2024 to the Closing Date. Upon satisfaction of the Escrow Release Conditions (or upon any waivers thereof permitted by the Escrow Agreement), concurrently with the Release, as compensation for the services rendered by the Initial Purchasers to the Escrow Issuer in respect of the issuance and sale of the Securities, the Escrow Issuer, the Issuer and the Guarantors, including the Company, jointly and severally, agree to pay the Initial Purchasers a commission in the amount of 1.50% of the principal amount of the Securities (the “Escrow Purchasers’ Commission”), with such Escrow Purchasers’ Commission to be paid directly to the Representative on behalf of the Initial Purchasers out of the Escrowed Funds upon the Release. The Escrow Purchasers’ Commission will be allocated among the Initial Purchasers in the same proportions as the aggregate principal amount of the Securities is allocated among the Initial Purchases in Schedule I hereto. In the event a Special Mandatory Redemption occurs, the Initial Purchasers will not be entitled to receive the Escrow Purchasers’ Commission.

3.                   Terms of Offering. The Representative has advised the Escrow Issuer that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder as soon as practicable as in the Representative’s judgment is advisable.

4.                   Payment and Delivery. Payment for the Securities shall be made by wire transfer in federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on July 11, 2024, or at such other time on the same or such other date as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.” Such delivery and payment shall be made at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020 (or such other place as may be agreed to by the Company and the Representative). The Escrow Issuer hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Escrow Issuer, the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 10 hereof.

The Securities shall be in definitive form or global form, as specified by the Representative, and registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to the Representative on the Closing Date for the respective accounts of the Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a condition to the obligations of the Initial Purchasers.

5.                   Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date are subject to the satisfaction or waiver, as determined by the Representative in its sole discretion of the following conditions precedent on or prior to the Closing Date:

(a)                Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                 there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Issuer or any of the securities of any of the Company Group Entities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)              there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company Group Entities, taken as a whole, from that set forth in the Time of Sale Memorandum provided to the prospective purchasers of the Securities that, in the Representative’s judgment, is material and adverse and that makes it, in the Representative’s judgment, impracticable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.

(b)                The representations and warranties of the Escrow Issuer contained in this Agreement shall be true and correct on and as of the Time of Sale and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Escrow Issuer and the other Company Group Entities and their respective officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date; the Escrow Issuer shall have performed all covenants and agreements in all material respects and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(c)                The Initial Purchasers shall have received on the Closing Date a certificate from the Escrow Issuer, dated the Closing Date and signed by the Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, each of whom shall be authorized to make such certifications on behalf of the Escrow Issuer, to the effect set forth in Section 5(a)(i) and 5(a)(ii), and further to the effect that the representations and warranties of the Escrow Issuer contained in this Agreement were true and correct in all material respects as of the Time of Sale and as of the Closing Date, provided that each such representation or warranty that contains materiality qualification in the text of such representation or warranty were true and correct in all respects; that the Escrow Issuer has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder (unless otherwise waived by the Initial Purchasers hereunder) on or before the Closing Date; and that the sale of the Securities has not been enjoined (temporarily or permanently).

(d)                The Initial Purchasers shall have received on the Closing Date (i) an opinion and negative assurance letter of Dechert LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representative on behalf of the Initial Purchasers and (ii) an opinion of local counsel for the Issuer reasonably acceptable to the Representative on behalf of the Initial Purchasers, as to matters of the laws of Nevada, in form and substance reasonably satisfactory to the Representative on behalf of the Initial Purchasers. Such opinion and letter shall be rendered to the Initial Purchasers at the request of the Escrow Issuer and shall so state therein. In rendering such opinion, Dechert LLP and local counsel for the Issuer shall have received and may rely upon any certificates and other documents and information as it may reasonably request to pass upon such matters.

(e)                The Initial Purchasers shall have received on the Closing Date an opinion from Reed Smith LLP, special regulatory counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representative on behalf of the Initial Purchasers. Such opinion shall be rendered to the Initial Purchasers at the request of the Escrow Issuer and shall so state therein. In rendering such opinion, Reed Smith LLP shall have received and may rely upon any certificates and other documents and information as it may reasonably request to pass upon such matters.

(f)                 [Reserved.]

(g)                The Initial Purchasers shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Initial Purchasers, dated the Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(h)

(i)                 On the date hereof, the Initial Purchasers shall have received from PwC, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, covering the financial information included in the Time of Sale Memorandum and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information included in the Final Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than two business days prior to the Closing Date.

(ii)              On the date hereof, the Initial Purchasers shall have received from the Company a certificate of its Chief Financial Officer (the “CFO Certificate”) with respect to certain financial data included in the Time of Sale Memorandum, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative. In addition, on the Closing Date, the Initial Purchasers shall have received from the Company a “bring-down” certificate of the Chief Financial Officer, in the form of the CFO Certificate delivered on the date hereof, except that it shall cover the financial information included in the Final Memorandum and any amendment or supplement thereto.

(i)                 (x) The Escrow Issuer shall have duly executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof and (y) the Securities shall have been duly executed and delivered by the Escrow Issuer, as applicable, and the Securities shall have been duly authenticated by the Trustee.

(j)                 The Escrow Issuer shall have entered into the Escrow Agreement with the Trustee and the Escrow Agent.

(k)                No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities on the Closing Date, the assumption of the Securities by the Issuer on the Escrow Release Date or the issuance of the Guarantees on the Escrow Release Date; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance and sale of the Securities on the Closing Date, the assumption of the Securities by the Issuer, including by operation of law, on the Escrow Release Date or the issuance of the Guarantees on the Escrow Release Date.

(l)                 On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents, letters and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(m)              The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 6(g), 8 and 11 hereof shall at all times be effective and shall survive such termination.

6.                   Covenants of the Escrow Issuer, the Issuer and the Guarantors. The Escrow Issuer and, upon execution and delivery of the Joinder, the Issuer and each of the Guarantors, including the Company, jointly and severally covenant and agree with each Initial Purchasers:

(a)                To furnish to the Initial Purchasers, without charge, as promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof and during the period mentioned in Section 6(d) or (e), as many copies of the Time of Sale Memorandum, the Final Memorandum and any supplements and amendments thereto as they may reasonably request.

(b)                Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to the Initial Purchasers a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which they reasonably object.

(c)                To furnish to the Initial Purchasers a copy of each proposed Additional Written Communication to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Additional Written Communication to which they reasonably object.

(d)                If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Memorandum to comply with law, the Escrow Issuer or the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Time of Sale Memorandum as may be necessary so that the statements in any of the Time of Sale Memorandum as so amended or will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Memorandum will comply with law.

(e)                If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or if, in the judgment of the Representative or counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, subject to paragraph (b) above, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances under which they are made, when delivered to a Subsequent Purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(f)                 (i) To cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Initial Purchasers, and to comply with such laws and to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities and (ii) to advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, to use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment. Notwithstanding the foregoing, none of the Escrow Issuer, the Issuer or any of the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

(g)                Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Escrow Issuer’s and the Company’s counsel and the Company’s accountants and other advisors in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the issuance and sale of the Securities, including, without limitation, in connection with the preparation, printing, filing, shipping and distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Communication and any amendments and supplements to any of the foregoing, this Agreement, the Indenture and the Securities, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, (ii) all reasonable costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading any appropriate market system, (vi) the reasonable costs, charges and counsel fees of the Trustee, the Escrow Agent and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Escrow Issuer and the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and reasonable out-of-pocket expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Escrow Issuer or the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, and (ix) the document production charges and expenses associated with printing each of the Transaction Documents. It is understood, however, that except as provided in this Section 6(g), Section 8 and Section 11, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(h)                None of the Escrow Issuer, the Issuer, the Guarantors, or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) has or will, directly or through any agent, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would be integrated with the sale of the Securities hereunder in a manner that would require registration of the Securities under the Securities Act or would otherwise render invalid (for the purpose of (i) the sale of the Securities by the Escrow Issuer or the Issuer to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to the Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(i)                 Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(j)                 (i) For so long as any of the Securities remain outstanding, to furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities; (ii) prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any audited annual financial statements or unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Time of Sale Memorandum and the Final Memorandum; and (iii) while any of the Securities remain outstanding, to make available, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Securities Act, unless as such time the Company shall be subject to Section 13 or 15(d) of the Exchange Act and shall have filed all reports required to be filed pursuant to such Sections and the related rules and regulations of the Commission.

(k)                During the period of two years after the Closing Date, none of the Escrow Issuer, the Company, or any Guarantor, including the Company, will be, nor will it become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(l)                 None of the Escrow Issuer, the Issuer, any Guarantor, including the Company, or their respective Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Escrow Issuer, the Issuer, any Guarantor, including the Company, their respective Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

(m)              Each of the Escrow Issuer, the Issuer, and any Guarantor, including the Company, will not permit any of its subsidiaries, and will use its reasonable best efforts not to permit any of its affiliates (as defined in Rule 144 under the Securities Act), to resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(n)                None of the Escrow Issuer, the Issuer, or any Guarantor, including the Company, will take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(o)                The Company will apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Time of Sale Memorandum and the Final Memorandum.

(p)                On the Escrow Release Date and as a condition to the Release, the Issuer and each of the Guarantors, including the Company, will execute the Joinder and deliver or cause to be delivered such Joinder to the Representative.

(q)                On the Escrow Release Date and as a condition to the Release, the Issuer will execute and will cause each of the Guarantors, including the Company, to execute the Supplemental Indenture.

(r)                 The Escrow Issuer will, on the Escrow Release Date, and as a condition to the Release, cause to be furnished to the Representative (i) an opinion of Dechert LLP, counsel for the Company, the Issuer and certain of the Guarantors, as to matters of the laws of the States of New York, Delaware, and the federal laws of the United States, in form and substance reasonably satisfactory to the Representative on behalf of the Initial Purchasers; and (ii) an opinion of local counsel for certain of the Guarantors reasonably acceptable to the Representative on behalf of the Initial Purchasers, as to matters of the laws of the states in which such Guarantors are legally formed, in form and substance reasonably satisfactory to the Representative on behalf of the Initial Purchasers.

(s)                 During the period of 90 days following the date hereof, the Escrow Issuer and the Company will not and will not permit any of their subsidiaries to, without the prior written consent of J.P. Morgan Securities LLC (which consent may be withheld at the sole discretion of J.P. Morgan Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Escrow Issuer, the Company or any of their respective subsidiaries or securities exchangeable for or convertible into debt securities of the Escrow Issuer, the Company or any of their respective subsidiaries (other than as contemplated by this Agreement).

7.                   Offering of Securities; Restrictions on Transfer.

(a)                Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser:

(i)       is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act;

(ii)       it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)       has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)       to persons whom it reasonably believes to be qualified institutional buyer within the meaning of Rule 144A under the Securities Act in transactions pursuant to Rule 144A under the Securities Act and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A under the Securities Act; or

(B)       in accordance with the restrictions set forth in Annex C hereto.

8.                   Indemnity and Contribution.

(a)                The Escrow Issuer and, upon execution and delivery of the Joinder, the Issuer and each of the Guarantors, including the Company, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its directors and officers and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of each Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, as such expenses are incurred) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum or any amendment or supplement thereto, any Additional Written Communication prepared by or on behalf of, used by, or referred to by the Escrow Issuer or the Company Group Entities, or the Final Memorandum or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Escrow Issuer or the Company by such Initial Purchaser through the Representative expressly for use in the Time of Sale Memorandum, any Additional Written Communication or the Final Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information so furnished is as set forth in Section 8(b). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Escrow Issuer, the Issuer and the Guarantors, including the Company, may otherwise have.

(b)                Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Escrow Issuer and, upon execution and delivery of the Joinder, the Issuer and each of the Guarantors, including the Company, each of their respective directors, officers and each person, if any, who controls the Escrow Issuer, the Issuer or any Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Escrow Issuer, the Issuer and the Guarantors to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Escrow Issuer or the Company by such Initial Purchaser through the Representative expressly for use in the Time of Sale Memorandum, any Additional Written Communication or the Final Memorandum (or any amendment or supplement thereto). Each of the Escrow Issuer, the Issuer and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Company expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Communication or the Final Memorandum (or any amendment or supplement thereto) are the statements set forth in the third and fourth sentences of the tenth paragraph and in the twelfth and thirteenth paragraphs under the caption “Plan of distribution” in the Preliminary Memorandum and the Final Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)                In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under paragraph (a) or (b) above, except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under paragraph (a) or (b) above. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or another indemnified party represented by such counsel, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party (and/or other indemnified parties) and such indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel and any additional counsel engaged pursuant to clauses (iii) and (iv) above) for all such indemnified parties and that all such fees and expenses shall be paid or reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 8(a), and by the Escrow Issuer or the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statements as to or any findings or admissions of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)                To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Escrow Issuer, the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Escrow Issuer, the Issuer and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Escrow Issuer, the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Escrow Issuer and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Escrow Issuer, the Issuer and the Guarantors on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Escrow Issuer, the Issuer or the Guarantors, or by the Initial Purchasers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Securities they have purchased hereunder as set forth opposite their names in Schedule I hereto, and not joint.

(e)                The Escrow Issuer, the Issuer and the Guarantors and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                 The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Escrow Issuer, the Issuer and the Guarantors, including the Company, contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, its officers and directors, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Escrow Issuer, the Company, their respective officers or directors or any person controlling the Escrow Issuer or the Company and (iii) acceptance of and payment for any of the Securities.

9.                   Termination. The Representative may terminate this Agreement by notice given by it to the Escrow Issuer and the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, NYSE Amex Equities, the NASDAQ Stock Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the over-the-counter market, (ii) trading of any securities issued or guaranteed by the Escrow Issuer, the Issuer or any of the Guarantors, including the Company, shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis, either within or outside the United States, that in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.

10.               Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective as of the date first written above.

If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the non-defaulting Initial Purchasers and the Escrow Issuer for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Escrow Issuer, the Issuer or any Guarantor except that the provisions of Sections 6(g), 8 and 11 hereof shall at all times be effective and shall survive such termination. In any such case either the Representative or the Escrow Issuer shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements may be effected. As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

11.               Reimbursement of the Expenses of the Initial Purchasers. If this Agreement shall be terminated by the Representative pursuant to Section 9 or because of any failure or refusal on the part of the Escrow Issuer, the Issuer or any Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Escrow Issuer, the Issuer or any Guarantor shall be unable to perform its obligations under this Agreement, the Escrow Issuer, the Company and each of the Guarantors, jointly and severally, will reimburse the Initial Purchasers, severally, upon demand for all reasonable and documented out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

12.               Entire Agreement.

(a)                This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement among the Escrow Issuer, the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.

(b)                This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Escrow Issuer, the Issuer, the Guarantors and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

(c)                The Escrow Issuer, and upon execution and delivery of the Joinder, the Issuer and the Guarantors, including the Company, acknowledge that in connection with the offering of the Securities: (i) the Initial Purchasers have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Escrow Issuer, the Issuer, the Guarantors or any other person, (ii) the Initial Purchasers owe the Escrow Issuer, the Issuer and the Guarantors only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, (iii) the Initial Purchasers may have interests that differ from those of the Escrow Issuer, the Issuer and the Guarantors, and (iv) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Escrow Issuer, the Issuer and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Escrow Issuer, the Issuer and the Guarantors waive to the full extent permitted by applicable law any claims it may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

13.               Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

14.               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

15.               Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16.               Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

17.               Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court.

Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

18.               Recognition of the U.S. Special Resolution Regimes. (i) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (ii) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)                 a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)               a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)             a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.               Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20.               Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to the Initial Purchasers in care of J.P. Morgan Securities LLC, at 383 Madison Avenue, New York, New York 10179, Attention: Romeo Raugei, with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to Concentra Group Holdings Parent, Inc., 4714 Gettysburg Road, P.O. Box 2034, Mechanicsburg, Pennsylvania 17055, Attention: Senior Executive Vice President, General Counsel and Secretary, with a copy (which shall not constitute notice) to Dechert LLP, 2929 Arch Street, Philadelphia, PA 19104, Attention: Stephen Leitzell; Anna Tomcyzk.

21.               Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Escrow Issuer and the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Escrow Issuer the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

CONCENTRA ESCROW ISSUER CORPORATION

By:	/s/ Michael E. Tarvin
	Name:	Michael E. Tarvin
Title:	Executive Vice President and Secretary

[Signature Page to Purchase Agreement]

Accepted as of the date hereof

J.P. Morgan Securities LLC

Acting on behalf of itself and as the Representative of

the several Initial Purchasers named in Schedule I hereto.

By:	J.P. Morgan Securities LLC

By:	/s/ Clifford P. Wagner III
Name: Clifford P. Wagner III
Title: Executive Director

[Signature Page to Purchase Agreement]

SCHEDULE I

Initial Purchaser	Principal Amount of Securities to be Purchased
J.P. Morgan Securities LLC	$105,625,000
Goldman Sachs & Co. LLC	32,500,000
BofA Securities, Inc.	65,000,000
Deutsche Bank Securities Inc.	65,000,000
Wells Fargo Securities, LLC	65,000,000
Mizuho Securities USA LLC	65,000,000
RBC Capital Markets, LLC	65,000,000
Truist Securities, Inc.	65,000,000
Capital One Securities, Inc.	40,625,000
Fifth Third Securities, Inc.	40,625,000
PNC Capital Markets LLC	40,625,000
Total:	$650,000,000

SCHEDULE I-1

SCHEDULE II

1.	Concentra Group Holdings Parent, Inc.

2.	Concentra Group Holdings, LLC

3.	Concentra Holdings, Inc.

4.	Concentra Inc.

5.	ConcentraMark, Inc.

6.	Concentra Ventures, Inc.

7.	St. Mary’s Medical Park Pharmacy, Inc.

8.	Occupational Health and Rehabilitation, LLC

9.	Concentra Solutions, Inc.

10.	U.S HealthWorks, Inc.

11.	U.S. HealthWorks Medical Group of Alaska, LLC

12.	USHW of California, Inc.

13.	National Healthcare Resources, Inc.

14.	Concentra Integrated Services, Inc.

15.	ContinuityRX, Inc.

16.	USHW of Texas, Inc.

17.	U.S. HealthWorks of New Jersey, Inc.

SCHEDULE II-1

SCHEDULE III

Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation
Concentra Escrow Issuer Corporation	Delaware
Concentra Group Holdings, LLC	Delaware
Concentra Holdings, Inc.	Delaware
Concentra Inc.	Delaware
ConcentraMark, Inc.	Delaware
Concentra Health Services, Inc.	Nevada
Concentra Ventures, Inc.	Delaware
St. Mary’s Medical Park Pharmacy, Inc.	Arizona
Occupational Health and Rehabilitation, LLC	Delaware
Concentra Solutions, Inc.	Delaware
U.S HealthWorks, Inc.	Delaware
U.S. HealthWorks Medical Group of Alaska, LLC	Alabama
USHW of California, Inc.	California
National Healthcare Resources, Inc.	Delaware
Concentra Integrated Services, Inc.	Massachusetts
ContinuityRX, Inc.	Arizona
USHW of Texas, Inc.	Texas
U.S. HealthWorks of New Jersey, Inc	New Jersey
Concentra Akron, L.L.C.	Delaware
Concentra Arkansas, L.L.C.	Delaware
Concentra Occupational Healthcare Harrisburg, L.P.	Delaware
Concentra St. Louis, L.L.C.	Delaware
Concentra – UPMC, L.L.C.	Delaware
Concentra Green Bay, L.L.C.	Delaware
OHR/Baystate, LLC	Delaware
OHR/MMC, Limited Liability Company	Delaware

SCHEDULE III-1

SCHEDULE IV

Managed Practice Affiliates1

1.	American Current Care, P.A.

2.	American Current Care of Arizona, P.A.

3.	American Current Care of Arkansas, P.A.

4.	American Current Care of California, A Medical Corporation

5.	American Current Care of Delaware, P.A.

6.	American Current Care of Hawaii, Prof.

7.	American Current Care of Illinois, P.C.

8.	American Current Care of Kansas, P.A.

9.	American Current Care of Massachusetts, P.C.

10.	American Current Care of Michigan, P.C.

11.	American Current Care of Minnesota, P.C.

12.	American Current Care of Nebraska, P.A.

13.	American Current Care of New Jersey, P.A.

14.	American Current Care of North Carolina, P.C.

15.	American Current Care of Ohio, P.A., Co.

16.	American Current Care of Washington, P.S.

17.	Occupational Health Centers of Ohio, P.A., Co.

18.	OHC of Hawaii, Inc.

19.	Occupational Health Centers of Alaska, P.C.

20.	Therapy Centers of South Carolina, P.A.

21.	Occupational Health Centers of Arkansas, P.A.

1 The Company has no ownership or equity interest in the entities listed in Schedule IV.

SCHEDULE IV-1

22.	Therapy Centers of the Southwest I, P.A.

23.	Occupational Health Centers of the California, A Medical Corporation

24.	Occupational Health Centers of the Southwest, P.A.

25.	Occupational Health Centers of Delaware, P.A.

26.	Occupational Health Centers of Georgia, P.C.

27.	Occupational Health Centers of Illinois, P.C.

28.	Occupational Health Centers of Kansas, P.A.

29.	Occupational Health Centers of Louisiana, A Professional Corporation

30.	Occupational Health Centers of Michigan, P.C.

31.	Occupational Health Centers of Minnesota, P.C.

32.	Occupational Health Centers of Nebraska, P.C.

33.	Occupational Health Centers of New Jersey, P.A.

34.	Occupational Health Centers of New York, P.A.

35.	Occupational Health Centers of North Carolina, P.C.

36.	Alamo City Medical Group, PLLC

37.	Riverwalk Clinic, PLLC

38.	Occupational Health Centers of Washington D.C., P.C.

39.	Occupational Health Centers of Washington D.C., P.S.

40.	Occupational Health Centers of Alabama, P.C.

41.	Occupational Health Centers of Mississippi, P.C.

42.	Occupational Health Centers of West Virginia, Professional Corporation

43.	U.S MedGroup, P.A.

44.	U.S. MedGroup of Arkansas, P.A.

45.	U.S. MedGroup of Delaware, P.A.

46.	U.S. MedGroup of Illinois, P.C.

2

47.	U.S. MedGroup of Kansas, P.A.

48.	U.S. MedGroup of Massachusetts, P.C.

49.	U.S. MedGroup of Michigan, P.C.

50.	U.S. MedGroup of Minnesota, P.C.

51.	U.S. MedGroup of New Jersey, P.A.

52.	U.S. MedGroup of North Carolina, P.C.

53.	U.S. MedGroup of Ohio, P.A., Co.

54.	U.S. MedGroup of Washington, P.S.

55.	Occspecialists Corp., A Medical Corporation

56.	Concentra Primary Care, P.A.

57.	Concentra Primary Care of New Jersey, P.A.

58.	Concentra Primary Care of Ohio, P.A., Co.

59.	Concentra Primary Care of California, A Medical Corporation

60.	OnSite OccMed, P.A.

61.	U.S. HealthWorks Medical Group of Tennessee, P.C.

3

ANNEX A

Pricing Supplement

[ATTACHED]

ANNEX A-1

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)            Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)           Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)       Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act or Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act.

(ii)       None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S under the Securities Act.

(iii)       At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S under the Securities Act, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.

(iv)       Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

ANNEX C-1

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)       Each Initial Purchaser acknowledges that no action has been or will be taken by the Escrow Issuer, the Issuer or any Guarantor, including the Company, that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Additional Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

ANNEX C-2